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PricewaterhouseCoopers [LOGO]
                                       PricewaterhouseCoopers LLP
                                       1201 Louisiana, Suite 2900
                                           Houston TX  77002-5678
                                        Telephone  (713) 356-4000
                                        Facsimile  (713) 356-4717



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



May 17, 2000



Commissioners:

We have read the statements made by XCL Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form
8-K report dated May 17, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP








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